Exhibit 99.1

GoDaddy Sees Continued Strength in Overall Business

Expects Q2 Revenue to Exceed Prior Guidance; Announces Changes to U.S. Outbound Sales & Operations

SCOTTSDALE, Ariz., June 24, 2020 /PRNewswire/ - GoDaddy Inc. (NYSE: GDDY), the company that empowers everyday entrepreneurs, continues to grow in the face of global economic challenges resulting from the COVID-19 pandemic. The company has seen strong demand in its business, led by Domains and its Websites + Marketing offering, and management now expects second quarter revenue to exceed previously issued guidance of $790 million by approximately 1%.

Notwithstanding the strength in the business, the company faces challenges in U.S. outbound sales, specifically, soft customer demand for certain higher-priced, do-it-for-you services such as GoDaddy Social, and reduced effectiveness of outbound calling to customers. Given these challenges and continued uncertainty resulting from COVID-19, the company implemented a restructuring to address the sustainability of its U.S. outbound sales and operations. The restructuring impacts approximately 814 employees, who are either departing, relocating, or transitioning to other roles. In connection with the restructuring, the Company estimates it will incur approximately $15 million of pre-tax restructuring charges for the payment of severance and related benefit costs and has determined that certain lease assets with a book value of approximately $58 million are impaired.

Management does not expect the changes to have a material incremental impact to revenue, beyond the headwinds in impacted areas of the business that have been previously disclosed. In light of the strong demand in its business the company expects to reinvest cost savings from the changes to drive further growth. Details can be found in the Form 8-K filed today with the Securities and Exchange Commission.

About GoDaddy

GoDaddy is empowering everyday entrepreneurs around the world by providing all of the help and tools to succeed online. With 19 million customers worldwide, GoDaddy is the place people come to name their idea, build a professional website, attract customers and manage their work. Our mission is to give our customers the tools, insights and the people to transform their ideas and personal initiative into success. To learn more about the company, visit www.GoDaddy.com.

Forward-Looking Statements

This press release contains forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on estimates and information available to us at the time of this press release and are not guarantees of future performance. Statements in this release involve risks, uncertainties and assumptions. If the risks or uncertainties materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact could be deemed forward-looking statements, including, but not limited to: statements regarding the Company’s future financial and operating performance, including the effect of the COVID-19 pandemic on the Company’s business; sustainability of the Company’s U.S. outbound sales and operations based on continued uncertainty resulting from COVID-19; potential long term benefits from the restructuring described above; our ability to drive future growth; and the Company’s expected costs related to restructuring and related charges, including the timing of such charges and any impairments.

14455 N. Hayden Road    Scottsdale, AZ 85260    T: 480.505.8800    www.godaddy.com

Actual results could differ materially from our current expectations as a result of many factors, including, but not limited to: the unpredictable nature of our rapidly evolving market; fluctuations in our financial and operating results; our ability to drive future growth; the effect of the COVID-19 pandemic, our ability to continue to release, and gain customer acceptance of, our existing and future products and services, results of operations and ability to forecast its performance.

Additional risks and uncertainties that could affect GoDaddy’s financial results are included in the other filings we make with the SEC from time to time, including those described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition” in our Annual Report on Form 10-K for the year ended December 31, 2019, and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020 as filed with the SEC, the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020 that will be subsequently filed, and additional risks related, which is available on GoDaddy’s website at https://investors.godaddy.net and on the SEC’s website at www.sec.gov. Additional information will also be set forth in other filings that GoDaddy makes with the SEC from time to time. All forward-looking statements in this press release are based on information available to GoDaddy as of the date hereof. GoDaddy does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

CONTACT:

Investor:

Mark Grant

602-817-7253

investors@godaddy.com

Press:

Karen Tillman

480.366.3183

pr@godaddy.com

© 2020 GoDaddy Inc. All Rights Reserved.

14455 N. Hayden Road    Scottsdale, AZ 85260    T: 480.505.8800    www.godaddy.com